EXHIBIT 1.1

WADDELL & REED FINANCIAL, INC.

(a Delaware corporation)

$200,000,000

5.60% Notes due 2011

UNDERWRITING AGREEMENT

Dated:  January 10, 2006

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(a)	Sale of Securities	11
(b)	Payment	11
(c)	Denominations; Registration	12
(d)	No Advisory or Fiduciary Responsibility	12

SECTION 3.	Covenants of the Company	13

(a)	Compliance with Securities Regulations and Commission Requests	13
(b)	Representatives’ Review of Proposed Amendments and Supplements	13
(c)	Amendments and Supplements to the Registration Statement and Prospectus	14
(d)	Final Term Sheet	14
(e)	Permitted Free Writing Prospectuses	14
(f)	Delivery of Registration Statements	15
(g)	Delivery of Prospectuses	15
(h)	Blue Sky Qualifications	15
(i)	Rule 158	16
(j)	Use of Proceeds	16
(k)	“Clear Market” Provision	16
(l)	Reporting Requirements	16
(m)	No Stabilization.	16
(n)	Record Retention	16

SECTION 4.	Payment of Expenses	16

(a)	Expenses	16
(b)	Termination of Agreement	17

SECTION 5.	Conditions of Underwriters’ Obligations	17

(a)	Effectiveness of Registration Statement	17
(b)	Opinions of Counsel for Company	17
(c)	Opinion of Counsel for Underwriters	17
(d)	Officers’ Certificate	18
(e)	Accountant’s Comfort Letter	18
(f)	Bring-down Comfort Letter	18
(g)	Maintenance of Rating	18
(h)	Additional Documents	18
(i)	Termination of Agreement	19

SECTION 6.	Indemnification	19

(a)	Indemnification of Underwriters	19
(b)	Indemnification of Company, Directors and Officers	20
(c)	Notifications and Other Indemnification Procedures	20
(d)	Settlements	21
(e)	Information Furnished by Underwriters	22

SECTION 7.	Contribution	22

ii

SECTION 8.	Representations, Warranties and Agreements to Survive Delivery	23

SECTION 9.	Termination of Agreement	23

(a)	Termination; General	23
(b)	Liabilities	23

SECTION 10.	Default by One or More of the Underwriters	23

SECTION 11.	Notices	24

SECTION 12.	Parties	24

SECTION 13.	GOVERNING LAW	25

SECTION 14.	Effect of Headings	25

SECTION 15.	Counterparts	25

SCHEDULES

Schedule A - List of Underwriters		Schedule A-1

Schedule B - List of Subsidiaries		Schedule B-1

Schedule C – Issuer Free Writing Prospectuses		Schedule C-1

Schedule D – Pricing Term Sheet		Schedule D-1

EXHIBITS

Exhibit A - Form of Opinion of Vinson & Elkins L.L.P., counsel for the Company		A-1

Exhibit B - Form of Opinion of Daniel C. Schulte, Esq., Senior Vice President and General Counsel for the Company		B-1

iii

WADDELL & REED FINANCIAL, INC.

(a Delaware corporation)

$200,000,000

5.60% Notes due 2011

UNDERWRITING AGREEMENT

January 10, 2006

Banc of America Securities LLC
J.P. Morgan Securities Inc.
     as Representatives of the several Underwriters

c/o Banc of America Securities LLC
 9 West 57th Street
New York, New York  10019

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

Waddell & Reed Financial, Inc., a Delaware corporation (the “Company”), confirms its agreement with Banc of America Securities LLC (“Banc of America”) and J.P. Morgan Securities Inc. (“JPMorgan”) and each of the other underwriters named on Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for which Banc of America and JPMorgan are acting as Representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth on Schedule A hereto of $200,000,000 aggregate principal amount of the Company’s 5.60% Notes due 2011 (the “Securities”). The Securities will be issued pursuant to an indenture dated as of January 18, 2001 between the Company and J.P. Morgan Trust Company, National Association (as successor to Chase Manhattan Trust Company, National Association), as trustee (the “Trustee”), to be supplemented by a supplemental indenture (the “Supplemental Indenture”) to be executed as of the Closing Time (as defined below) (collectively, the “Indenture”).  The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-43862), Pre-Effective Amendment No. 1 thereto and Post-Effective Amendment No. 1 thereto, which

Post-Effective Amendment No. 1 contains a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Securities.  Such registration statement, as so amended, including the financial statements, exhibits and schedules thereto, in the form in which Post-Effective Amendment No. 1 thereto was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information (“Rule 430A Information”) deemed to be a part thereof pursuant to Rule 430A under the Securities Act, is referred to herein as the “Registration Statement.”  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called a “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement, the term “Registration Statement” includes any such Rule 462(b) Registration Statement.  The Base Prospectus, together with the preliminary prospectus supplement dated January 10, 2006 relating to the Securities and as used prior to filing of the Prospectus, is referred to herein as the “Preliminary Prospectus.”  The Base Prospectus, together with the final prospectus supplement dated the date hereof relating to the Securities and as first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto, is referred to herein as the “Prospectus.”  Any reference herein to the Registration Statement, the Preliminary Prospectus, any other preliminary prospectus relating to the Securities or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to the Preliminary Prospectus, any other preliminary prospectus relating to the Securities or the Prospectus shall be deemed to refer to and include any documents filed after the date of the Preliminary Prospectus, any other preliminary prospectus relating to the Securities or the Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and incorporated by reference in the Preliminary Prospectus, any other preliminary prospectus relating to the Securities or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.  All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, any other preliminary prospectus relating to the Securities, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

SECTION 1.                                Representations and Warranties.

(a)                                  Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)                                     Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act.  No order suspending the effectiveness of the Registration Statement or any part thereof has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the knowledge of the Company, threatened by the Commission; each of the Registration Statement and any amendment thereto, as of the applicable effective date or dates, complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Time, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation and warranty with respect to (A) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (B) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(ii)                                  Disclosure Package.  As used herein, “Disclosure Package” means (A) the Preliminary Prospectus, (B) the issuer free writing prospectuses as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified on Schedule C hereto and (C) any other free writing prospectus that the parties hereto hereafter expressly agree in writing to treat as part of the Disclosure Package.  As of 2:00 p.m. (New York City time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6 hereof).

(iii)                               Well-Known Seasoned Issuer.  (A) At the time of filing the Preliminary Prospectus, (B) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 433(h)(3) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 164 or Rule 433 under the Securities Act, and (C) at the date and time of execution of this Agreement (with such date being used as the determination date for purposes of this clause (C), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

(iv)                              Company Not Ineligible Issuer.  (A) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer of the Securities (within the meaning of Rule 164(h)(2)) under the Securities Act and (B) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this Section 1(a)(iv), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an “ineligible issuer.”

(v)                                 Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein (it being understood and agreed that the only such information furnished by any Underwriter consists of, if applicable, the names of the Underwriters).

(vi)                              Distribution of Offering Material by the Company.  The Company has not distributed, and will not distribute prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included on Schedule C hereto.

(vii)                           Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, at the time the Registration Statement became effective, at the Initial Sale Time and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(viii)                        Independent Accountants. KPMG LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act.

(ix)                                Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules, if any, and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The summary financial information included in the Preliminary Prospectus and the Prospectus under the captions “Summary—Summary Financial Information” and “Capitalization” present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement.

(x)                                   No Material Adverse Change in Business. Since the respective dates as of which information is given in the Disclosure Package and the Prospectus, except as otherwise described therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Company’s Common Stock, par value $.01 per share, of the Company in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xi)                                Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(xii)                             Good Standing of Subsidiaries. The Company has no material subsidiaries other than those listed on Schedule B hereto. Each such subsidiary (a “Material Subsidiary”) of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; and except as otherwise disclosed in the Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Material Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Material Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Material Subsidiary.

(xiii)                          Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in, or incorporated by reference into, the Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in, or incorporated by reference into, the Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xiv)                         This Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xv)                            The Indenture. The Indenture (including the Supplemental Indenture) has been duly authorized by the Company, the Indenture has been duly executed and delivered by the Company (other than the Supplemental Indenture, which will be duly executed and delivered by the Company prior to or at the Closing Time), and the Indenture has been duly qualified under the Trust Indenture Act, and the Indenture (other than the Supplemental Indenture) constitutes, and the Indenture (including the Supplemental Indenture) prior to or at the Closing Time will constitute, a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xvi)                         The Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xvii)                      Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Disclosure Package and the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement or a Current Report on Form 8-K.

(xviii)                   Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) (except for such defaults that would not result in a Material Adverse Effect); and the execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and in the Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and under the Indenture and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xix)                           Absence of Proceedings. There are no actions, suits, proceedings, inquiries or investigations before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary (A) which, individually or in the aggregate, are required to be disclosed in the Disclosure Package or the Prospectus (other than as disclosed in the Disclosure Package or the Prospectus), (B) which, except as disclosed in the Disclosure Package and the Prospectus, would reasonably be expected to result in a Material Adverse Effect, or (C) which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or, except as disclosed in the Disclosure Package and the Prospectus, the performance by the Company of its obligations hereunder.

(xx)                              Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them as disclosed in the Disclosure Package and the Prospectus, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

(xxi)                           Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company, except such as have been already obtained or as may be required under the Securities Act or state securities laws and except for the qualification of the Indenture under the Trust Indenture Act.

(xxii)                        Possession of Licenses and Permits. The Company and its subsidiaries possess all material permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; and all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiii)                     Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).

(xxiv)                    Adviser Activities. The Company is not required to register as an investment adviser with the Commission under the Investment Advisers Act of 1940, as amended and the rules and regulations promulgated thereunder (the “Advisers Act”). Each subsidiary of the Company which is engaged in investment advisory or investment management activities (“Adviser Activities”) is duly registered as an investment adviser under the Advisers Act and none of such subsidiaries is prohibited by any provision of the Advisers Act or the Investment Company Act, or the respective rules and regulations thereunder, from acting as an investment adviser. None of the Company or any of its subsidiaries is required to be registered, licensed or qualified as an investment adviser under the laws requiring any such registration, licensing or qualification in any state in which it or its subsidiaries conduct business or is not subject to material liability or disability by reason of the failure to be so registered, licensed or qualified.

(xxv)                       Broker-Dealer Business. The Company is not required to register as a broker-dealer under the Exchange Act or under the securities laws of any state where it conducts business. Each subsidiary of the Company which is engaged in the broker-dealer business (“Broker-Dealer Business”) is duly registered as a broker-dealer under the Exchange Act and under the securities laws of each state where the conduct of its business requires such registration and is in compliance with all United States federal and state laws requiring such registration, except where non-compliance, individually, or in the aggregate, would not have a Material Adverse Effect. Each subsidiary of the Company which is engaged in the Broker-Dealer Business is a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”). The Company is not required to be a member of the NASD.

(xxvi)                    Compliance with Applicable Laws. Each of the subsidiaries of the Company which are engaged in the Adviser Activities or the Broker-Dealer Business, as the case may be, is and has been in compliance with all, and no such entity has, as the case may be, received any notice of any violation of any, laws, regulations, ordinances and rules (including those of any non-governmental self-regulatory agencies) applicable to it or its operations relating to the Adviser Activities or the Broker-Dealer Business, except where non-compliance would not have a Material Adverse Effect.

(xxvii)                 Agreements with Funds. Each agreement between the Company or any subsidiary of the Company engaged in the Adviser Activities, on the one hand, and any Fund or private client, on the other hand (each, an “Investment Advisory Agreement”), is a legal and valid obligation of the Company or such subsidiary, and none of the Company or any such subsidiary is in breach or violation of or in default under any such Investment Advisory Agreement, except where such breach or violation would not have a Material Adverse Effect. The consummation of the transactions contemplated herein will not constitute an “assignment” (as such term is defined in the Advisers Act and the Investment Company Act), of any of the Investment Advisory Agreements.

(xxviii)              Transfer Agent. The Company is not required to be registered as a transfer agent under the Exchange Act or under the laws of any state where it conducts business. Each subsidiary of the Company which is a transfer agent is duly registered as a transfer agent under the Exchange Act and under the securities laws of each state where the conduct of its business requires such registration and is in compliance with all such federal and state laws, except where non-compliance would not have a Material Adverse Effect.

(xxix)                      Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxx)                         Compliance with OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxi)                      No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(xxxii)                   Internal Controls and Procedures.  The Company maintains (A) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, and (B) a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxxiii)                No Material Weakness in Internal Controls.  Except as disclosed in the Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) has been identified by the Company and (B) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxiv)               Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(xxxv)                  Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply, in all material respects, with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

(b)                                 Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.                                Sale and Delivery to Underwriters; Closing.

(a)                                  Sale of Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company the aggregate principal amount of Securities set forth on Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.  The purchase price to be paid by the Underwriters for the Securities will be 99.365% of the principal amount thereof.

(b)                                 Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:30 A.M. (New York City time) on January 13, 2006 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery is referred to herein as the “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase.  JPMorgan, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment will not relieve such Underwriter from its obligations hereunder.

(c)                                  Denominations; Registration. Certificates for the Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The certificates representing the Securities, which may be in temporary form, shall be made available for examination and packaging by the Representatives in The City of New York not later than 2:00 P.M. (New York City time) on the business day prior to the Closing Time.

(d)                                 No Advisory or Fiduciary Responsibility

  The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter of this Section 2(d).  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 3.                                Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)                                  Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any amendment or supplement to the Prospectus or Issuer Free Writing Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or any other preliminary prospectus relating to the Securities, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or pursuant to Section 8A of the Securities Act, (v) of the occurrence of any event during the Prospectus Delivery Period (as defined in Section 3(b) hereof) as a result of which the Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser not misleading and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities.  If any such order is issued or the Company receives notice suspending the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities, or of the initiation or threatening of any proceedings for any of such purposes or pursuant to Section 8A of the Securities Act, the Company will use its reasonable best efforts to obtain the withdrawal thereof as soon as possible.  The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

(b)                                 Representatives’ Review of Proposed Amendments and Supplements.  During the period beginning on the Initial Sale Time and ending on the later of the Closing Time or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

(c)                                  Amendments and Supplements to the Registration Statement and Prospectus.  The Company will comply with the Securities Act, the Exchange Act and the Trust Indenture Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if in the opinion of the Representatives it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Sections 3(b) and 3(e) hereof), file with the Commission (and use its reasonable best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.  The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(d)                                 Final Term Sheet.  The Company will prepare a final term sheet containing only a description of the Securities, substantially in the form of Schedule D hereto but subject to the approval of the Representatives, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time period required by such rule (such term sheet, the “Final Term Sheet”).  The Final Term Sheet will be deemed to be an Issuer Free Writing Prospectus for purposes of this Agreement.  The Company authorizes the Underwriters to use term sheets substantially in the form of Schedule D hereto without the consent of the Company.

(e)                                  Permitted Free Writing Prospectuses.  The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule C hereto.  Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”.  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” (as defined in Rule 433), and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted under Rule 134 under the Securities Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(d).  The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of any Permitted Issuer Free Writing Prospectus (as amended or supplemented) as such Underwriter may reasonably request.

(f)                                    Delivery of Registration Statements. The Company will, upon request, deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g)                                 Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(h)                                 Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement or the Closing Time; provided, however, that the Company will not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

(i)                                     Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(j)                                     Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified under the caption “Use of Proceeds” in the Prospectus.

(k)                                  “Clear Market” Provision. Between the date hereof and the later of termination of any trading restrictions or the Closing Time with respect to the Securities, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, in any public offering or 144A offering any debt securities of the Company.

(l)                                     Reporting Requirements. The Company will, during the Prospectus Delivery Period, file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(m)                               No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(n)                                 Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

SECTION 4.                                Payment of Expenses.

(a)                                  Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) and any Issuer Free Writing Prospectuses, each as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of any preliminary prospectus, the Preliminary Prospectus, the Final Term Sheet and the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the

Underwriters of copies of any Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) any fees payable in connection with the rating of the Securities and (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities.

(b)                                 Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 hereof, Section 9(a)(i) hereof or Section 9(a)(iii) (insofar as it relates to trading in any securities of the Company) hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.                                Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)                                  Effectiveness of Registration Statement. The Registration Statement has become effective and, at the Closing Time, no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus, the Preliminary Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) under the Securities Act (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A under the Securities Act).

(b)                                 Opinions of Counsel for Company. At Closing Time, the Representatives shall have received opinions, dated as of Closing Time, from Vinson & Elkins L.L.P., counsel for the Company, and Daniel C. Schulte, Esq., Senior Vice President and General Counsel for the Company, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibits A and B, respectively, hereto.

(c)                                  Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received an opinion or opinions, dated as of Closing Time, from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to the incorporation of the Company, the validity of the Indenture and the Securities, the Registration Statement, the Disclosure Package and the Prospectus, and other related matters as the Representatives may reasonably request.  In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d)                                 Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Disclosure Package and Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of an executive officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or are contemplated by the Commission.

(e)                                  Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated in the Registration Statement, the Disclosure Package and the Prospectus.

(f)                                    Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e), except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g)                                 Maintenance of Rating. At Closing Time, the Securities shall be rated at least “Baa2” by Moody’s Investor’s Service Inc. and “BBB” by Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., and the Company shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s other debt by any “nationally recognized statistical rating agency” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act) and, except for Standard & Poor’s Ratings Group’s announcement prior to the date hereof that its rating is subject to “negative outlook,” no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company’s other debt.

(h)                                 Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(i)                                     Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.                                Indemnification.

(a)                                  Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including, without limitation, any Rule 430A Information deemed to be a part thereof), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Prospectus, and any other preliminary or final prospectus or prospectus supplement relating to the Securities, or any amendment thereto, the Disclosure Package, or any Issuer Free Writing Prospectus or any “issuer information” (as defined in Rule 433 under the Securities Act) filed or required to be filed pursuant to Rule 433(d), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement (including, without limitation, any Rule 430A Information deemed to be a part thereof), the Preliminary Prospectus, the Prospectus, and any other preliminary or final prospectus or prospectus supplement relating to the Securities, or any amendment thereto, the Disclosure Package, or any Issuer Free Writing Prospectus or any “issuer information” (as defined in Rule 433 under the Securities Act) filed or required to be filed pursuant to Rule 433(d).  The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)                                 Indemnification of Company, Directors and Officers.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including, without limitation, any Rule 430A Information deemed to be a part thereof), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Prospectus, and any other preliminary or final prospectus or prospectus supplement relating to the Securities, or any amendment thereto, the Disclosure Package, or any Issuer Free Writing Prospectus or any “issuer information” (as defined in Rule 433 under the Securities Act) filed or required to be filed pursuant to Rule 433(d), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement (including, without limitation, any Rule 430A Information deemed to be a part thereof), the Preliminary Prospectus, the Prospectus, and any other preliminary or final prospectus or prospectus supplement relating to the Securities, or any amendment thereto, the Disclosure Package, or any Issuer Free Writing Prospectus or any “issuer information” (as defined in Rule 433 under the Securities Act) filed or required to be filed pursuant to Rule 433(d), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)                                  Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under Sections 6(a) or 6(b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in Sections 6(a) or 6(b) above.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party shall be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)                                 Settlements.  The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)                                  Information Furnished by Underwriters.  The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, the Preliminary Prospectus, the Prospectus, and any other preliminary or final prospectus or prospectus supplement relating to the Securities, or any amendment thereto, the Disclosure Package, or any Issuer Free Writing Prospectus or any “issuer information” (as defined in Rule 433 under the Securities Act) filed or required to be filed pursuant to Rule 433(d) consists of the statements set forth in the first, third, fifth (second and third sentences only) and sixth paragraphs under the caption “Underwriting” in the Prospectus.

SECTION 7.                                Contribution. If the indemnification provided for in Section 6 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover.  The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names on Schedule A.  For purposes of this Section 7, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 8.                                Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

SECTION 9.                                Termination of Agreement.

(a)                                  Termination; General. The Representatives, in their sole discretion, may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Preliminary Prospectus and the Prospectus, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal or New York authorities.

(b)                                 Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except, further, that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.                          Default by One or More of the Underwriters. If one or more of the

Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)                                  if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b)                                 if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the provisions of Sections 6 and 7 hereof shall not terminate and shall remain in effect.

SECTION 11.                          Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Banc of America Securities LLC at 40 West 57th Street, New York, New York 10019, attention of High Grade Debt Capital Markets Transaction Management, facsimile: (212) 901-7881 and J.P. Morgan Securities Inc. at 270 Park Avenue, New York, New York 10017, attention of High Grade Syndicate Desk – 8th Floor, facsimile: (212) 834-6081; and notices to the Company shall be directed to it at 6300 Lamar Avenue, Overland Park, Kansas 66200, attention of Daniel P. Connealy, facsimile: (913) 236-1930.

SECTION 12.                          Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.                          GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 14.                          Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 15.                          Counterparts. This Agreement may be executed in counterparts with the same effect as if the signatures were upon the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, shall become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

WADDELL & REED FINANCIAL, INC.

			By	/s/ Daniel P. Connealy
				Name:	Daniel P. Connealy
				Title:	Senior Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

BANC OF AMERICA SECURITIES LLC

By	/s/ Lily Chang
	Name:	Lily Chang
	Title:	Principal

J.P. MORGAN SECURITIES INC.

By	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

For themselves and as Representatives of the other Underwriters named on Schedule A hereto.

SCHEDULE A

Name of Underwriter	Principal Amount of Securities

Banc of America Securities LLC	$80,000,000
J.P. Morgan Securities Inc.	80,000,000
BNY Capital Markets, Inc.	10,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	10,000,000
Morgan Stanley & Co. Incorporated	10,000,000
Scotia Capital (USA) Inc.	10,000,000
Total	$200,000,000

SCHEDULE B

WADDELL & REED FINANCIAL, INC.
DIRECT AND INDIRECT MATERIAL SUBSIDIARIES

Name	Jurisdiction	% of Capital Stock Owned

Waddell & Reed, Inc.	Delaware	100%
Waddell & Reed Investment Management Company	Kansas	100%
Waddell & Reed Services Company	Missouri	100%
Austin, Calvert & Flavin, Inc.	Texas	100%
Legend Advisory Corporation	New York	100%
Legend Equities Corporation	Delaware	100%
Ivy Investment Management Company	Delaware	100%
Ivy Funds Distributors, Inc.	Florida	100%

SCHEDULE C

ISSUER FREE WRITING PROSPECTUSES

•                  Final term sheet, dated January 10, 2006, relating to the Securities, as filed pursuant to Rule 433 under the Securities Act

•                  Electronic road show, dated January 10, 2006, relating to the offering of the Securities(1)

(1)  The electronic road show is a permitted Issuer Free Writing Prospectus for purposes of Section 3(e) of this Agreement; however, the electronic road show shall not be treated as part of the Disclosure Package for purposes of this Agreement and counsel need not address the electronic road show in any legal opinion to be delivered pursuant to this Agreement.

SCHEDULE D

WADDELL & REED FINANCIAL, INC.

TERM SHEET

Dated January 10, 2006

Issuer:	Waddell & Reed Financial, Inc.
Size:	$200,000,000
Maturity:	January 15, 2011
Coupon (Interest Rate):	5.60%
Price to public:	99.965% of principal amount
Yield to maturity:	5.608%
Spread to Benchmark Treasury:	1.25% (125 basis points)
Benchmark Treasury:	US Treasury 4.375% due December 15, 2010
Benchmark Treasury Price and Yield:	100 – 02.25; 4.358%
Interest Payment Dates:	January 15 and July 15, commencing on July 15, 2006
Redemption Provisions:
Make-whole call	At any time at a discount rate of Treasury plus 20 basis points
Settlement:	T+3; January 13, 2006
Format:	SEC Registered (No. 333-43862)
Ratings:	Moody’s, Baa2; S&P, BBB
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-532-2757.

Exhibit A

FORM OF OPINION OF VINSON & ELKINS L.L.P.,
COUNSEL FOR THE COMPANY,
(To be Delivered Pursuant To Section 5(B))

(i)                                     The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii)                                  The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

(iii)                               The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(iv)                              The Indenture (including the Supplemental Indenture) has been duly authorized, executed and delivered by the Company, the Indenture has been duly qualified under the Trust Indenture Act, and the Indenture constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(v)                                 The Securities have been duly authorized, executed, issued and delivered by the Company and, upon due authentication by the Trustee in accordance with the Indenture and payment and delivery in accordance with the Underwriting Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and shall be entitled to the benefits of the Indenture.

(vi)                              The statements in the Prospectus under the caption “Description of the Notes” and “Description of Senior Debt Securities”, insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

(vii)                           The Registration Statement has become effective under the Securities Act; the Preliminary Prospectus was filed on January 10, 2006, and the Prospectus was filed on January 11, 2006, pursuant to Rule 424(b) under the Securities Act within the period required by Rule 424(b); the Final Term Sheet and any other Issuer Free Writing Prospectus relating to the Securities were each filed with the Commission within the prescribed time periods pursuant to Rule 433 under the Securities Act; and to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration

Statement has been issued under the Securities Act and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or threatened by the Commission.

(viii)                        The Registration Statement, the Preliminary Prospectus, the Final Term Sheet or any other Issuer Free Writing Prospectus included in the Disclosure Package and the Prospectus and any amendments and supplements thereto made by the Company prior to the Initial Sale Time (other than the financial statements and related notes and schedules therein and other financial data, as to which such counsel need express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations thereunder.

(ix)                                No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the Securities Act, which have been obtained, or as may be required under the securities or Blue Sky laws of the various states, as to which such counsel need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or the due execution, delivery or performance of the Indenture by the Company or for the offering, issuance, sale or delivery of the Securities.

(x)                                   The issue and sale of the Securities by the Company, the execution, delivery and performance by the Company of the Underwriting Agreement and the execution and delivery of the Indenture by the Company will not (A) breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument listed on an annex to such counsel’s opinion (which schedule shall be satisfactory to the Representatives), or (B)  violate the Certificate of Incorporation or By-laws of the Company or any federal or New York statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware General Corporation Law or any order known to such counsel issued pursuant to any federal or New York statue or the Delaware General Corporation Law by any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

(xi)                                The Company is not, and immediately following issuance and sale of the Securities will not be, an “investment company” within the meaning of the Investment Company Act.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and representatives of the Underwriters at which the contents of the Registration Statement, the Disclosure Package and the Prospectus, and any supplements or amendments thereto, were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus (other than as specified in clause (vi)

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above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that (A) the Registration Statement or any amendments thereto (including information deemed to be part of the Registration Statement pursuant to Rule 430A and the information incorporated by reference therein), as of the applicable effective dates (being, in the case of the Registration Statement, the date of the Prospectus), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (B) the Prospectus (including the information incorporated by reference therein), as of its date or at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (C) the Disclosure Package (including the information incorporated by reference therein), as of the Initial Sale Time,  contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial data included or incorporated by reference in the Registration Statement, the Prospectus, the Disclosure Package or any amendments or supplements thereto).

In rendering such opinion, such counsel may rely (A) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (ss.1991).

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Exhibit B

FORM OF OPINION OF
DANIEL C. SCHULTE, ESQ., SENIOR VICE PRESIDENT AND
GENERAL COUNSEL OF THE COMPANY
(To be Delivered Pursuant To Section 5(B))

(i)                                     The Company has been duly incorporated as a corporation under the laws of the State of Delaware.

(ii)                                  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(iii)                               Each Material Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; and except as otherwise disclosed in the Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Material Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to such counsel’s knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Material Subsidiary.

(iv)                              The statements made in Item 15 of the Registration Statement under the caption “Indemnification of Officers and Directors,” insofar as they purport to constitute summaries of the terms of the Delaware General Corporation Law, rules and regulations thereunder or the Company’s Certificate of Incorporation or By-laws, constitute accurate summaries of such statutes, rules and regulations or other documents in all material respects.

(v)                                 To such counsel’s knowledge, there are no statutes or pending or threatened legal or governmental proceedings required to be described in the Prospectus or the Disclosure Package which are not described as required, or any contracts or documents of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration

Statement or incorporated by reference therein that are not described and filed or incorporated by reference as required.

(vi)                              The documents incorporated by reference in the Prospectus (other than the financial statements and related notes and schedules therein and other financial data, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(vii)                           To such counsel’s knowledge and except as described in the Prospectus, there is no pending or threatened action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.

(viii)                        To such counsel’s knowledge, there are no contracts or agreements between the Company and any person granting such person the right to require the Company to include any securities of the Company owned or to be owned by such person in the securities registered pursuant to the Registration Statement.

(ix)                                To such counsel’s knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement, the Disclosure Package or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

(x)                                   The execution, delivery and performance by the Company of the Underwriting Agreement, the Indenture and the Securities and the consummation of the transactions contemplated in the Underwriting Agreement and in the Prospectus (including the issuance and sale of the Securities and the use of the net proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Underwriting Agreement, the Indenture and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xviii) of the Underwriting Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to such counsel, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable

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law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

(xi)                                The Company is not required to register as an investment adviser with the Commission under the Advisers Act; and each subsidiary of the Company which is engaged in the Adviser Activities is duly registered as an investment adviser under the Advisers Act and none of such subsidiaries is prohibited from acting as an investment adviser. None of the Company or any of its subsidiaries is required to be registered, licensed or qualified as an investment adviser under the laws of any state.

(xii)                             The Company is not required to register as a broker-dealer under the Exchange Act or under the securities laws of any state where it conducts business; and each subsidiary of the Company which is engaged in the Broker-Dealer Business is duly registered, licensed or qualified as a broker-dealer under the Exchange Act and under the securities laws of each state where the conduct of its business requires such registration, licensing or qualification. No subsidiary of the Company which is engaged in the Broker-Dealer Business is prohibited from acting as a broker-dealer.

(xiii)                          None of the Company or any such subsidiary, to such counsel’s knowledge, is in breach or violation of or in default under any such Investment Advisory Agreement, except where such breach or violation would not have a Material Adverse Effect.

(xiv)                         To such counsel’s knowledge, each subsidiary of the Company engaged in the Adviser Activities or the Broker-Dealer Business, as the case may be, is in compliance with all laws, regulations, ordinances and rules (including those of any non-governmental self-regulatory agencies) applicable to it or its operations relating to the Adviser Activities or the Broker-Dealer Business, as the case may be, except where any failure by any such subsidiary to comply with any such law, regulation, ordinance or rule would not have a Material Adverse Effect.

In addition, such counsel shall state that nothing has come to such counsel’s attention which would lead such counsel to believe that (A) either the Registration Statement or any amendments thereto (including information, if any, deemed to be part of the Registration Statement pursuant to Rule 430A and the information incorporated by reference therein), as of the applicable effective dates (being, in the case of the Registration Statement, the date of the Prospectus), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (B) the Prospectus (including the information incorporated by reference therein), as of its date or at the Closing Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (C) the Disclosure Package (including the information incorporated by reference therein), as of the Initial Sale Time,  contained any untrue statement of a material fact or omitted to state any material fact necessary in order

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to make the statements therein, in the light of circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial data included or incorporated by reference in the Registration Statement, the Prospectus, the Disclosure Package or any amendments or supplements thereto).

In rendering such opinion, such counsel may rely (A) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (ss.1991).

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